Exhibit 23.1

PricewaterhouseCoopers LLP

Suite 2900

1201 Louisiana St.

Houston TX 77002-5678

Telephone (713) 356 4000

Facsimile (713) 356 4717

www.pwc.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Cornell Companies’ Annual Report on Form 10-K for the year ended December 31, 2007.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 31, 2008